UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 12, 2008

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

On June 12, 2008, the Board of Directors of Ikanos Communications, Inc. (“Ikanos” or the “Company”) , at the recommendation of the Board’s Compensation Committee, approved certain modifications to the compensation arrangements with the Company’s Chief Executive Officer and Chief Financial Officer.

The Board approved the following changes for Michael A. Ricci, the Company’s Chief Executive Officer:

1.	Base salary was increased to $390,000.

2.	Target bonus for 2008 was set at 100% of base salary.

3.	Grant 125,000 options which will vest 1/48th per month.

4.	If Mr. Ricci is terminated within 12 months of a change of control, his benefits are modified as follows: 1.5 times base salary plus 1 times annual on-target bonus; 1.5 years of COBRA payments.

In addition, the Board approved the following changes to the change of control benefit for Cory J. Sindelar, the Company’s Chief Financial Officer, if he is terminated within 12 months of a change of control: 1 times base salary plus 2/3 annual on-target bonus; 1 year of COBRA payments; 50% acceleration of unvested equity, to the extent that any agreement between the Company and Mr. Sindelar regarding equity granted prior to June 12, 2008, does not provide for at least 50% acceleration of such unvested equity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

By:	/s/ Noah D. Mesel
Noah D. Mesel
Vice President and General Counsel

Date: June 16, 2008